CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated January 31, 2003, relating to the financial statements and financial highlights of American Funds Insurance Series, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Prospectuses, Reports to Shareholders and Proxy Statement" in such Registration Statement.


PricewaterhouseCoopers LLP
Los Angeles, California

April 24, 2003